SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549


                                                     FORM 8-K


                                                  Current Report
                                          Pursuant to Section 13 or 15(d)
                                     of the Securities Exchange Act of 1934.




         Date of Report (Date of earliest event reported) March 31,2000
                                  -------------

                           WESTBURY METALS GROUP, INC.
             (Exact name of registrant as specified in its charter)


                                    New York

                 (State or Other Jurisdiction of Incorporation)

     33-42408-NY                                 11-3023099
 -------------------------                   --------------------
Commission File Number)                    (I.R.S. Employer Identification No.)


                   750 Shames Drive, Westbury, New York 11590
                   ------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (516) 997-8333
              (Registrant's telephone number, including area code)





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ITEM 2. Acquisition or Disposition of Assets

         On March 31,2000, the Registrant, through its wholly owned subsidiary, Reliable - West Tech, Inc., a Delaware corporation ("RWT"), entered into an agreement (the "Asset Purchase Agreement") with Southwestern Services, Inc. t/a S.P.M. Corp. ("SPM"), a Virginia corporation, to purchase those assets (excluding cash)of SPM which relate to SPM's business in the manufacture, processing and sale of silver anodes, silver cyanide and potassium silver cyanide. This transaction, which is scheduled to close on or before April 21, 2000, is subject to the approval of RWT's lending institution, Sovereign Bank of New England ("Sovereign"), and to the satisfactory completion of RWT's due diligence investigation. SPM is a manufacturer of silver semi-fabricated products for the industrial plating industries. RWT will use the purchased assets to continue the business operations of SPM with respect to the manufacture, processing and sale of silver anodes, silver cyanide and potassium silver cyanide.

         The purchase price for the assets is $1,300,000. Sixty Five Thousand Dollars($65,000) has been paid to SPM's attorney in escrow pending the Closing. One Million Ten Thousand Dollars ($1,010,000) is to be paid in cash at the Closing with the balance payable with an eight year, eight percent promissory note in the principal amount of $225,000, providing for monthly installments of interest only for the first two years and then semi-annual payments of principal and interest to fully amortize the principal balance of the note over the six year balance of the term. SPM shall also receive a future payment based upon sales to certain of SPM's customers in an amount described in the Asset Purchase Agreement. In addition, RWT has agreed to purchase at the Closing those accounts receivable of SPM as are approved for purchase by Sovereign. The purchase price for such receivables shall be the face value thereof. Any of such receivables as are not collected by RWT within ninety days after the Closing shall be repurchased by SPM at the face value thereof; this obligation is personally guaranteed by the principal stockholders of SPM. At the Closing RWT shall purchase SPM's metals inventory. The cash portion of the purchase price is to be funded by a combination of the Registrant's funds and its existing line of credit with Sovereign.

         At the Closing, RWT will enter into a three year employment agreement (the "Employment Agreement") with Allen O. Woody, III, the President and one of the principal shareholders of SPM. Mr. Woody shall serve as a senior vice president of RWT. The employment agreement provides for an annual salary of $50,000, plus commissions based upon sales originated entirely by Woody to those customers assigned to Woody by RWT. The amount of the commissions is described in the Employment Agreement.


ITEM 7.  Financial Statements, Pro Forma Exhibits.
-------------------------------------------------

(a)       Financial Statements of Businesses Acquired
         No financial statements are provided with respect to the assets acquired since the value of the assets being purchased is less than the amount which would necessitate inclusion of financial statements with this report.

(c)       Exhibits

                  1.       Copy of Asset Purchase Agreement dated as of
                           March 31,2000.

                  2. Copy of Employment Agreement between Reliable - West Tech, Inc and Allen O. Woody, III dated as of April __, 2000.

                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           WESTBURY METALS GROUP, INC.
                                  (Registrant)



By:
    Mark R. Buckley, Chief Financial Officer


DATED: April 17, 2000